Exhibit 99.1

Written Resignation Notice from Donna Ward, dated May 5, 2021.

Subject:	Resignation
Date:	Wednesday, May 5, 2021
From:	Donna Ward
To:	markrichardson, wgray

Please accept this as my resignation from the Board of Directors of Wytec International effective immediately.

Donna Ward

Chief Financial Officer

19206 Huebner Rd.#202

San Antonio, TX 78258 WYTEC